EXHIBIT 99.j.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






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BRIGGS
BUNTING &
DOUGHERTY, LLP
--------------------------------------------------------------------------------
Certified Public Accountants and Business Advisors





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 24, 2003, accompanying the December 31, 2002 financial statements of Phoenix-Kayne Funds (comprising, respectively, the Large Cap Fund, the Small-Mid Cap Fund, the International Fund, the Intermediate Total Return Bond Fund and the California Intermediate Tax-Free Bond Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.






                                                BRIGGS, BUNTING & DOUGHERTY, LLP



PHILADELPHIA, PENNSYLVANIA
APRIL 24, 2003